THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACHTHE CASE OF (III) OR (IV) ABOVE, AFTER PROVIDING AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT.

No.	Warrants for 1,075,000 Shares

VOID AFTER 5 P.M. PACIFIC STANDARD TIME ON SEPTEMBER 30, 2005

Warrant to Purchase
1,075,000 Shares of
Common Stock of
QUINCY RESOURCES, INC.

WARRANT TO PURCHASE COMMON STOCK

This is to Certify that, FOR VALUE RECEIVED, , RAB SPECIAL SITUATIONS LP, a Delaware limited partnership or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from QUINCY RESOURCES, INC., a Nevada corporation ("Company" or “Quincy”), at any time on or after March 31, 2004 and not later that 5:00 p.m. Pacific Standard Time on September 30, 2005 (the “Termination Date”), 1,075,000 shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of common stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock delivered or deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Prior to any adjustments called for hereunder, the Exercise Price shall be $1.00 per share through September 30, 2006.

Notwithstanding anything contained herein to the contrary, the Warrants represented by this certificate shall not be exercisable by the Holder, in whole or in part, and the Company shall not give effect to any such exercise of the Warrants, if, after giving effect to such exercise, the Holder, together with any affiliate of the Holder (including any person or company acting jointly or in concert with the Holder) (the "Joint Actors") would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise. For greater certainty, the Warrants represented by this certificate shall not be exercisable by the Holder, in whole or in part, and the Company shall not give effect to any such exercise of the Warrants, if, after giving effect to such exercise, the Holder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Company. For the purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

(1)       EXERCISE OF WARRANT. Subject to the terms and conditions herein, this Warrant may be exercised in whole or in part at any time or from time to time on or after March 31, 2004, but not later than 5:00 p.m. Pacific Standard Time on September 30, 2005, or if September 30, 2005 is a day on which banking institution are authorized by law to close, then on the next succeeding day which shall not be such a day.

The aforesaid right to purchase Warrant Stock may only be exercised by the Holder within the time required hereinbefore set out by:

(a)	duly completing in the manner indicated and executing the Purchase Form attached hereto;

(b)
surrendering this Warrant Certificate to the Company at its principal office at 309 Center Street, Hancock, MI, 49930 USA, or at such other principal office address as the Company may reasonably designate in writing from time-to-time; and

(c)	paying the appropriate Exercise Price for the Warrant Stock subscribed for either by:

(i) a certified check or bank draft payable at par to the order of the Company; or

(ii)
a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) on a "cashless" basis in exchange for that number of shares of Warrant Stock equal to the product of (x) the number of shares as to which such Warrant, or portion thereof, is being exercised multiplied by (y) a fraction, the numerator of which is the Fair Market Value (as hereinafter defined) of the Warrant Stock less the Exercise Price and the denominator of which is such Fair Market Value. Solely for the purposes of this Section 1(c)(ii), Fair Market Value shall be calculated either (i) on the date on which the Purchase Form annexed to such Warrant Certificate as to such exercise is received by the Company (the “Notice Date”) or (ii) as the average of the Fair Market Values for each of the five trading days preceding the Notice Date, whichever results in a higher Fair Market Value. "Fair Market Value" means as to any security, the average closing prices of such security's sales on the National Association of Securities Dealers electronic over-the-counter bulletin board (“OTCBB”), or if not quoted on the OTCBB, the primary securities exchanges on which such security may at the time be listed (the “Principal Market”) for the day as of which "Fair Market Value" is being determined, or, if there have been no sales on any such exchanges on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day. If the Common Stock is not listed or admitted to unlisted trade privileges and bid and asked prices are not so reported, the Fair Market Value shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

By way of illustration for the purposes of this Section 1(c)(ii), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant, computed using the following formula:

	X =	Y(A-B)
A

Where:	X =	The number of shares of Common Stock to be issued to the Holder

	Y =	The number of Shares purchasable under this Warrant (at the date of such calculation) with respect to which this Warrant is exercised

	A =	The Fair Market Value of one share of Common Stock (at the date of exercise of this Warrant)

	B =	The Exercise Price (as adjusted to the date of such calculation)

Upon said surrender and payment, the Company will issue to the Holder named in the Purchase Form, the number of shares of Warrant Stock subscribed for and the said Holder will become a shareholder of the Company in respect of the said Warrant Stock as of the date of said surrender and payment, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Within five (5) business days of said surrender and payment, the Company will mail to said person at the address specified in the Purchase Form a certificate or certificates evidencing the Warrant Stock subscribed for.

If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Notwithstanding any provision herein, the Exercise Price shall only be adjusted pursuant to the provisions of paragraph (3) herein.

(2)       FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of such fractional share.

(3)       ADJUSTMENT OF SHARES/EXERCISE PRICE.

(a)	The exercise price and the number of Shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the events and in the manner following:

(i) if and whenever the Shares at any time outstanding shall be subdivided into a greater, or consolidated into a lesser number of shares, or in the event of any payment by Quincy of a stock dividend, the exercise price shall be decreased or increased proportionately as the case may be; upon any such subdivision, consolidation, or payment of a stock dividend, the number of shares deliverable upon the, or payment of a stock dividend, the number of shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately as the case may be;

(ii) in case of any capital reorganization or of any reclassification of the capital of Quincy or in case of the consolidation, merger or reorganization of Quincy with or into any other company, each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, or merger, confer the right to purchase the number of shares or other securities of Quincy or of the company resulting from such capital reorganization, reclassification, consolidation, or merger, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, or merger, upon the exercise of such Warrant would have been entitled on such capital reorganization, reclassification, consolidation, merger or amalgamation and in any case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of Quincy for purposes of this paragraph; and

(iii) the adjustments provided for in this section are cumulative.

(b)
If any event occurs as to which the provisions of this Warrant Certificate are not strictly applicable but the failure to make any adjustment would not, in the reasonable discretion of the Board of Directors of the Company, fairly and adequately protect the rights of the Holder in accordance with such intent and principles of such provision, then there shall be made such adjustments in accordance with such intent and principles, as the Board of Directors of the Company shall determine to be reasonably necessary to protect such purchase rights of the Warrants, but in no event shall any such adjustment have the effect of increasing the Exercise Price unless contemplated by this Warrant Certificate.

(c)	If any questions shall at any time arise with respect to the exercise price, such question shall be conclusively determined by Quincy's Auditors, or, if they decline to so act, any other firm of Certified Public Accountants that Quincy may designate and who shall have access to all appropriate records and such determination shall be binding upon Quincy and the Holder.

(4)	COVENANTS OF COMPANY.

(a)
The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of the purchase rights under this Warrant.

(b)
The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(d)
Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(e)
Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)
The Company covenants that during the period the Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Securities Exchange Act of 1934, as amended.

(g)
The Company will take all such reasonable action as may be necessary (i) to maintain a Principal Market for its Common Shares in the United States and (ii) to assure that such Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

(h)	The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business and it shall refrain from changing its name.

(i)
The Company acknowledges that it has agreed to file and to cause to become effective one or more registration statements under the 1933 Act (each, a “Registration Statement”) covering the resale of shares for which this Warrant may be exercisable under the terms of that certain Subscription Agreement by and between the Company and original Holder dated March 31, 2004 (the “Subscription Agreement”). Subject to the terms set forth in the Subscription Agreement, the Company agrees to take all reasonable action as may be necessary to permit the Holder of this Warrant to resale the Warrant Stock under an effective Registration Statement and to inure to the registration rights granted under the Subscription Agreement. The Company shall provide the Holder with a copy of the Subscription Agreement upon written request.

(j)	The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

(5)       EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated except to affiliates of the Holder (including, but not limited to, officers, directors, partners, persons holding 10% or more of the voting rights of such Holder, subsidiaries and affiliated entities), unless an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Act”), is available and the Holder has complied with the requirements set forth in the Assignment Form annexed hereto. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed together with a written opinion of counsel to the effect that the proposed assignment will not violate applicable securities laws; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall be the legal valid and binding obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(6)       RIGHTS OF THE HOLDERS. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against Quincy except to the extent set forth herein.

(7)       NOTICE. Any notices or certificates by Quincy to the Holder and by the Holder to Quincy shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to it in care of Holder, at the address set forth below the Holder’s name below, or if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it, Quincy Resources, Inc., 309 Center Street, Hancock, Michigan, United States of America. Quincy may change its address by written notice to Holder and Holder may change its address by written notice to Quincy.

(8)       COMPLIANCE WITH THE 1933 ACT .

(a)
Neither this Warrant nor the Common Stock issuable upon exercise thereof have been registered under the 1933 Act or under the laws of any state of the United States. This Warrant or the Common Stock or any other security issued or issuable upon exercise of this Warrant, may not be sold, transferred or otherwise disposed of unless registered under the 1933 or pursuant to an exemption from the registration requirements of the 1933 Act and all applicable state securities laws.

(b)
By accepting this Warrant, the Holder hereby represents and warrants to the Company: that this Warrant and the Common Stock to be issued herein, have not been approved or disapproved by the United States Securities and Exchange Commission, the State of Nevada, any other state securities agencies, or foreign jurisdictions and that it’s representations and warranties to the Company as set forth in the Subscription Agreement are true and correct on the date hereof.

(c)	The Warrants represented by this Warrant Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

	(i)	provides written confirmation that the undersigned was the original purchaser in the Company’s private placement in the United States (the

“Initial Purchaser”) under which the Warrants were issued and the representations and warranties made to the Company in the Subscription Agreement executed and delivered in connection with the acquisition of the Warrants remain true and correct on the Exercise Date; or

(ii)
provides a written opinion of counsel, in a form and from counsel reasonably acceptable to the Company, that the Common Stock to be delivered upon exercise of the Warrants are exempt from such registration requirements, the 1933 Act and the securities laws of all applicable states of the United States.

(d)
The certificates evidencing the Common Shares shall bear, until such time as the same is no longer required under the applicable requirements of the 1933 Act and the securities laws of all applicable states of the United States, the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN THE CASE OF (III) AND (IV) AFTER PROVIDING AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT."

(10)      MISCELLANEOUS.

(a):
Governing Law. This Warrant shall be governed by, and construed in accordance  with, the laws of the State of Nevada, (without reference to its rules governing the  choice or conflict of laws that would cause the laws of any other jurisdiction to be  applied), and the parties hereto irrevocably attorn and submit to the exclusive  jurisdiction of the courts of Michigan with respect to the enforcement of any  arbitration decision related to this Warrant Agreement. Any controversy arising out  of, connected to, or relating to any matters herein of the transactions between  Holder and Company (including for purposes of arbitration, officers, directors,  employees, controlling persons, affiliates, professional advisors, attorneys, agents, or  promoters of Company), on behalf of the undersigned, or this Agreement, or the  breach thereof, including, but not limited to any claims of violations of Federal  and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes,

Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from the Securities, Warrants, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion or any foreign laws, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Washington Law. Holder waives any right to punitive damage claims. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. The prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any court awarded damages, their costs and reasonable attorney's fees, whether at trial, or on appeal.

(b)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any material provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(c)
Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(d)	Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

(e)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(f)
Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements resulted from Holder’s negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

(g)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)	Time of Essence. Time shall be of the essence hereof.

(j)	If any time prior to the expiration of the Warrant Certificate evidenced hereby:

(i) The Company shall declare any dividend on the Common Shares payable in shares of capital stock of the Company, cash or other property; or

(ii)
The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

(iii)
The Company shall authorize the distribution pro rata to all holders of Common Shares of evidences of its indebtedness or assets excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

(iv)
There shall occur any reclassification of the Common Shares, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Shares) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

(v) There shall occur the voluntary or involuntary liquidation, dissolution or winding upon of the affairs of the Company;

then, and in each of such cases, the Company shall deliver to the registered holder hereof, at the last known address of such holder appearing on the books of the Company, as promptly as practicable but in any event at least 15 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

(k)
While this Warrant Certificate remains outstanding, the Company will mail to the persons in whose name this Warrant Certificate is registered copies of all reports and correspondence which the Company mails to its stockholders.

* * * * *

Dated this ______ day of______________________ , 2004.

COMPANY:

QUINCY RESOURCES, INC.

By:
Title:

ATTEST:

, Secretary

HOLDER:

RAB SPECIAL SITUATIONS LP

By:
Title:

Purchase Form to be used to exercise Warrant:

QUINCY RESOURCES, INC.
(a Nevada Corporation)
309 Center Street
Hancock, MI 49930

Date:                                 , 200 ____

                The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase shares                     of the common Stock of the Company called for thereby, and hereby makes payment of $________________________ (at the rate of $1.00 per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

The capitalized terms used herein have the meanings set forth in the Warrant. In connection with the exercise of the warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐	1.
The undersigned hereby certifies that (i) it was the original purchaser in the Company’s private placement in which the Warrants were issued, (ii) it is an “accredited investor” (as defined under Rule 501(a) of Regulation D of United States Securities Act of 1933 as amended (the “US Securities Act”) and (iii) the representations and warranties made to the Company in connection with the acquisition of the Units remain true and correct on the date of this subscription form.

☐	2.
The undersigned is delivering a written opinion of counsel to the effect that the Warrants and the Common Stock to be delivered upon exercise hereof are exempt from registration requirements of the US Securities Act.

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Signature: _____________________________________________

Signature Guaranteed: ____________________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: _____________________________________________
                                               (Print in Block Letters)

Address: _____________________________________________

******************************************

                NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

TRANSFER FORM

                For value received, the undersigned hereby sells, transfers and assigns unto

______________________________________________________
                                (please print name of transferee)

of

(please print address of transferee)

__________________________________________________________ Warrants represented (please insert number of Warrants to be transferred)

by the within certificate.

DATED this             day of                                                        , 20           .

NOTICE: THE SIGNATURE TO THIS TRANSFER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

Signature guaranteed by:	_____________________________________
NOTICE: THE SIGNATURE OF THE TRANSFEROR SHOULD BE GUARANTEED BY A BANK, FINANCIAL INSTITUTION OR STOCK BROKER WHOSE SIGNATURE IS ACCEPTABLE TO THE COMPANY.

*      The signature of this transfer must correspond exactly with the name as written on the face page hereof.

Warrants shall only be transferable in accordance with applicable laws and the resale of Warrants and Common Shares issuable upon exercise of Warrants may be subject to restrictions under such laws.